SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SUNTRON CORPORATION
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement)

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SUNTRON CORPORATION
____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2003
____________________________

To Our Stockholders:

     The 2003 Annual Meeting of Stockholders of Suntron Corporation will be held at 10:00 a.m., local time, on Friday, June 27, 2003 at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027. At the meeting, stockholders will vote on the following matters:

    To elect three directors, each for a term of three years;

    To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     Stockholders of record as of the close of business on May 6, 2003 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

     Whether or not you expect to be present please sign, date, and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Phoenix, Arizona                                                                                                                                  /s/ Peter W. Harper
May 27, 2003                                                                                                                                        Secretary

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

SUNTRON CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
__________________

PROXY STATEMENT
__________________

     This proxy statement contains information related to our annual meeting of stockholders to be held on Friday, June 27, 2003, beginning at 10:00 a.m. local time, at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. This proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to stockholders on or about May 27, 2003. You should review this information in conjunction with our 2002 Annual Report to Stockholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the election of directors. In addition, our management will report on our performance during 2002 and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, May 6, 2003, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the board of directors to conduct its business. As of the record date, 27,409,338 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

     If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

     Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

     Other Items. For each other item, the affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of "broker non-votes"?

     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

     We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 2501 West Grandview Road, Phoenix, Arizona 85023 and our telephone number is (602) 789-6600. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any stockholder.

ELECTION OF DIRECTORS

Directors and Nominees

     Our board of directors is divided into three classes and each class of directors serves for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, our stockholders will elect three directors, each of whom will serve for a term expiring at the 2006 annual meeting, or until his successor has been duly elected and qualified.

     Our board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of them are unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

     Our board of directors has nominated Douglas P. McCormick, Jose S. Medeiros, and James C. Van Horne, each of whom are currently serving as directors, to stand for re-election. The terms of Fred A. Breidenbach, Jeffrey W. Goettman, and John C. Walker expire at the annual meeting of stockholders in 2004. The terms of James K. Bass, Allen S. Braswell, Jr., and Richard L. Monfort expire at the annual meeting of stockholders in 2005.

     The following table, together with the accompanying text, sets forth certain information, with respect to each of our directors.

Name	Age	Position(s) Held
James K. Bass	46	Chief Executive Officer, President, and Director
Allen S. Braswell, Jr.	44	Director
Fred A. Breidenbach	56	Director
Jeffrey W. Goettman	44	Chairman of the Board and Director
Douglas P. McCormick	33	Director
Jose S. Medeiros	34	Director
Richard L. Monfort	48	Director
James C. Van Horne	67	Director
John C. Walker	41	Director

     James K. Bass has served as our Chief Executive Officer and President and as a director since May 2001 and as EFTC's Chief Executive Officer since July 2000. From 1996 to June 2000, Mr. Bass was a senior vice president of Sony Corporation, a company engaged in the development, design, manufacture, and sale of various kinds of electronic equipment, instruments, and devices for consumer and professional markets. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Company, a company engaged in the development, manufacturing, and marketing of a wide variety of products for the generation, transmission, distribution, control, and utilization of electricity. Mr. Bass also serves as a director of TTM Technologies, Inc., a provider of time-critical, one-stop manufacturing services for highly complex printed circuit boards that is also an affiliate of Thayer Capital Partners.

     Allen S. Braswell, Jr. has served as a director since October 2001. Mr. Braswell has engaged in private investment activities as his principal occupation since December 2000. From September 1999 until such time, Mr. Braswell served as President of Jabil Global Services, a subsidiary of Jabil Circuit, Inc. engaged in electronic product service and repair, which was purchased by EFTC from affiliates of Mr. Braswell in September 1997 and sold to Jabil Circuit in September 1999. Mr. Braswell also served as President of the predecessors of Jabil Global Services since October 1996.

     Fred A. Breidenbach has served as a director since October 2001. Mr. Breidenbach has served as the principal of FA Breidenbach & Associates, LLC, a management consulting firm providing services to the aerospace industry, since November 1997. From April 1993 until July 1997, Mr. Breidenbach served as President and Chief Operating Officer of Gulfstream Aerospace Corporation (now a subsidiary of General Dynamics).

     Jeffrey W. Goettman has served as our Chairman of the Board and a director since May 2001. Mr. Goettman has served as a Managing Partner of Thayer Capital Partners, a private equity investment company, since April 2001. Mr. Goettman joined Thayer Capital Partners in February 1998. From February 1994 to February 1998, Mr. Goettman served as a Managing Director and founder of the electronic manufacturing services group at Robertson Stephens & Co., Inc., an investment banking firm. Mr. Goettman also serves as Chairman of the Board and a director of TTM Technologies, Inc.

     Douglas P. McCormick has served as a director since October 2001. Mr. McCormick has served as a Managing Director of Thayer Capital Partners since January 2001 and was a Vice President of that company since January 1999. From June 1997 to January 1999, Mr. McCormick served as an associate at Morgan Stanley & Co. Incorporated, an investment banking firm. From September 1995 to June 1997, Mr. McCormick attended Harvard Business School. Mr. McCormick also serves as a director of TTM Technologies, Inc.

     Jose S. Medeiros has served as a director since October 2001. Mr. Medeiros has been a Partner in Blum Capital Partners, L.P., a San Francisco-based private equity and strategic block investment firm, since August 2000 and Vice President since August 1998. From June 1996 to August 1998, Mr. Medeiros served as a Vice President in the Technology Mergers & Acquisitions group of Robertson Stephens & Co., Inc. From January 1990 to June 1996, Mr. Medeiros served as an Associate at McKinsey & Company.

     Richard L. Monfort has served as a director since October 2001. Mr. Monfort has been engaged in private investment activities as his principal occupation since June 1995. From July 1989 to June 1995, Mr. Monfort served as President and Chief Operating Officer of ConAgra Red Meat Companies, a division of ConAgra Foods Inc. engaged in beef, pork and lamb production. Mr. Monfort also serves as a director of Famous Dave's of America, Inc., an owner and operator of restaurants.

     James C. Van Horne has served as a director since October 2001. Mr. Van Horne has served as the A.P. Giannini Professor of Finance at the Stanford University Graduate School of Business since 1979, and has taught at such institution since 1965. Mr. Van Horne also serves as a director of United California Bank, Montgomery Street Income Securities, Inc. (an investment company), and Bailard Biehl & Kaiser Fund Group (a family of five mutual funds).

     John C. Walker has served as a director since May 2001. Mr. Walker has been a Partner with Blum Capital Partners, L.P. since April 1997. From 1992 until April 1997, Mr. Walker served as the Vice President of PEXCO Holdings, Inc., a private investment holding company. Mr. Walker also serves as a director of Smarte Carte, Inc., a company providing products and services to travelers to efficiently store or move their belongings, and Playtex Products, Inc., a manufacturer and distributor of a diversified portfolio of consumer and personal products.

Meetings and Committees of the Board of Directors

     Our board of directors held five meetings during the fiscal year ended December 31, 2002 and took action by written consent. All of our directors attended more than 75% of the meetings of the board of directors and the committees of the board of directors held during fiscal year 2002.

     Our board of directors has established three standing committees: an audit committee, a compensation committee, and a corporate governance committee. The audit committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our internal audit and control functions, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Van Horne (chairman), Goettman, and Breidenbach. The audit committee met five times during fiscal year 2002.

     The compensation committee reviews and monitors our compensation and benefit plans to ensure that they meet corporate objectives including the administration of our stock option plan. In fulfilling this function, the compensation committee will review the recommendations of the chief executive officer regarding changes to the major compensation policies and practices and the compensation provided to our officers. The compensation committee then reports its recommendations to the whole board of directors for approval. Its current members include Messrs. Breidenbach, Goettman, Walker (chairman), and Monfort. The compensation committee met four times during the fiscal year 2002.

     The corporate governance committee makes recommendations to the full board for approval of (1) the slate of director nominees to be proposed by the board to the stockholders (and any director nominees to be elected by the board to fill director vacancies); (2) the board committee structure, additional committees, size of each committee, responsibilities delegated to each committee, and committee member and committee chair appointments; (3) board meeting policies, including meeting schedule, location, agenda and presence and participation of non-director senior executives, and the written materials distributed in advance of the meetings; (4) director policies, including non-employee director compensation and indemnification issues; and (5) corporate governance principles, guidelines, or policies. The corporate governance committee has not established procedures for considering nominess recommended by stockholders. The current members of the corporate governance committee include Messrs. Braswell, Goettman (chairman), and Walker. The corporate governance committee did not meet in fiscal year 2002.

Director Compensation and Other Information

     We pay each of our non-employee directors an annual fee of $15,000, which is paid quarterly. Each non-employee director is entitled to receive, in lieu of the cash retainer fee, quarterly stock options having a Black-Scholes value as of the granted date equal to $3,750 at an exercise price per share equal to the closing price on the grant date. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. Each audit committee member receives $1,000 per meeting ($500 in the case of telephonic meetings), and the Chairman receives an additional $500 per meeting ($250 in the case of telephonic meetings). Each compensation committee member receives $500 per meeting ($250 in the case of telephonic meetings), and the Chairman receives no additional payment. We will also pay $10,000 to each member of any "special committee" created to represent the interest of the minority stockholders. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

     All of our directors are eligible to receive grants of stock options under our stock option plan. Upon election to our board of directors, each non-employee director will receive an option to purchase 4,000 shares of our common stock at an exercise price per share equal to the closing price on the grant date. At the end of each fiscal quarter, each non-employee director will receive an option to purchase 250 shares of our common stock at an exercise price per share equal to the closing price on the grant date, provided the director has served as a non-employee director for at least two months. The initial option grant to non-employee directors and all subsequent grants will vest ratably over five years.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS

     The following table sets forth information with respect to our common stock beneficially owned as of March 31, 2003 by (a) each person known by us to own beneficially more than five percent of our outstanding common stock, (b) each of our directors, (c) each of our executive officers, and (d) all of our directors and executive officers as a group.

Beneficial Ownership Table
	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number	Percentage(2)
Directors and Executive Officers:
Thayer-Blum Funding III, L.L.C. (3)	24,582,191	89.7%
James K. Bass (4)	111,375	*
Allen S. Braswell, Jr. (5)	224,025	*
Fred A. Breidenbach (6)	10,200	*
Jeffrey W. Goettman (7)	24,582,191	89.7%
Douglas P. McCormick (7)	24,582,191	89.7%
Jose S. Medeiros (7)	24,582,191	89.7%
Richard L. Monfort (8)	111,361	*
James C. Van Horne (9)	4,300	*
John C. Walker (7)	24,582,191	89.7%
John W. Briant (10)	29,750	*
James A. Doran (11)	27,342	*
Michael Eblin (12)	40,500	*
R. Michael Gibbons (13)	44,462	*
Oscar A. Hager (14)	14,375	*
Peter W. Harper (15)	20,500	*
John H. Kulp (16)	8,000	*
Kevin Sauer (17)	12,077	*
All directors and executive officers as a group (17 persons) (7)(18)	25,240,458	91.0%

______________________________________________________

     * Represents less than 1% of our outstanding common stock.

  Except as otherwise indicated, the address of each person listed on the table is 2501 West Grandview Road, Phoenix, Arizona 85023.

  We have determined beneficial ownership in accordance with the roles of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and convertible securities held by that person that are currently exercisable or convertible or will become exercisable or convertible within 60 days after March 31, 2003, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 27,409,338 shares of our common stock outstanding as of March 31, 2003.

  Thayer-Blum Funding III, L.L.C. is owned as follows: 59.94% by Thayer Equity Investors IV, L.P., 0.04% by TC Manufacturing Holdings, L.L.C., 0.02% by TC KCo, L.L.C., 34.4% by Blum Strategic Partners, L.P., and 5.6% by Blum (K*TEC) Co-Investment Partners, L.P.

  TC Manufacturing Holdings, L.L.C. is controlled by limited liability companies, the managing members of which are Frederick Malek, Carl Rickersten and Paul Stem.

  Thayer Equity Investors IV, L.P. is controlled by a limited liability company, the managing members of which are Frederick Malek and Carl Rickersten.

  TC KCo, L.L.C. is controlled by a limited liability company, the managing members of which are Frederik Malek and Carl Rickertsen.

  Blum Strategic Partners, L.P. is controlled by a limited liability company, a managing member of which is Richard C. Blum.

  Blum (K*TEC) Co-Investment Partners, L.P. is controlled by a limited liability company, a managing member of which is Richard C. Blum.

  Messrs. Goettman and McCormick, both directors of ours, are managing directors of the limited liability company that controls Thayer Equity Investors IV, L.P. Messrs. Walker and Medeiros, both directors of ours, are members of the general partner of Blum Strategic Partners, L.P.

  The address of Thayer-Blum Funding III, L.L.C. is 1455 Pennsylvania Avenue, N.W., Suite 350, Washington, D.C. 20004.

  Consists of 111,375 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Includes 37,520 shares beneficially owned by the Allen S. Braswell, Jr. Family Limited Partnership #1; 24,455 shares beneficially owned by the Allen S. Braswell, Jr. EFTC Limited Partnership, of which Allen S. Braswell is a general partner; 2,750 shares beneficially owned by the Allen S. Braswell, Sr. Trust, of which Allen S. Braswell, Sr., Allen S. Braswell, Jr.'s father, is the trustee; 8,750 shares beneficially owned by Circuit Test International, L.P., of which Braswell Investment Corporation ("BIC") is a general partner; 136,522 shams beneficially owned by Braswell GRIT Limited Partnership, of which BIC is a general partner; and 1,800 shares issuable pursuant to options that are exercisable within 60 days of March 31, 2003. Allen S. Braswell, Jr. is president of BIC.

  Includes 1,700 shares issuable pursuant to options currently exercisable or exercisable within 60 days of March 31, 2003.

  Reflects 24,582,191 shares held by Thayer-Blum. See footnote 3. Messrs. Goettman, McCormick, Medeiros, and Walker disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

  Includes 67,875 shares held by the Monfort Family Partnership; 23,168 shares held by a partnership in which Mr. Monfort is the principal investor; 11,518 shares owned by three of Mr. Monfort's minor children; and 8,800 shares issuable pursuant to options that are currently exercisable within 60 days of March 31, 2003.

  Includes 1,800 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 29,750 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Includes 27,250 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 40,500 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 44,462 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Includes 14,250 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 20,500 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 8,000 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Consists of 12,077 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 31, 2003.

  Includes 322,264 shares issuable pursuant to options that are currently exercisable or exercisable within 60 days March 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We believe, during fiscal year 2002, that our directors, executive officers and 10 percent stockholders complied with all Section 16(a) filing requirements, except that our directors and executive officers inadvertently filed their respective Initial Statements of Beneficial Ownership of Securities on Form 3 late.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid by Suntron (including its predecessors EFTC and K*TEC) for the fiscal years ended December 31, 2000, 2001, and 2002 to our Chief Executive Officer and each of the four other most highly compensated individuals who now serve as executive officers of Suntron, as well as their titles with Suntron.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)			Long Term Compensation Awards Securities Underlying Options(#)
Name and Principal Position	Year	Salary($)	Bonus($)		All Other Compensation($)
James K. Bass (2) Chief Executive Officer and President	2002 2001 2000	$300,000 300,000 126,918	---$--- 300,000 135,500	227,000 13,750 (3) 225,000 (3)	---$--- --- 42,133 (4)

John H. Kulp (5) Vice President of Sales and Marketing	2002 2001 2000	170,004 9,808 ---	--- 7,000 ---	40,750 25,000 (3) ---	70,707 25,000 (6) ---

Michael Eblin (2) Chief Operating Officer	2002 2001 2000	200,004 200,004 74,712	--- 140,000 80,125	132,500 8,750 (3) 75,000 (3)	--- --- 38,245 (4)

R. Michael Gibbons Executive Vice President of New Business Development	2002 2001 2000	200,538 198,000 220,000	--- 25,000 100,000	32,500 197,310 (3) ---	--- --- ---

Peter W. Harper (2) Chief Financial Officer and Secretary	2002 2001 2000	200,004 200,004 81,827	--- 100,000 60,125	65,000 15,000 (3) 37,500 (3)	--- --- 36,463 (4)

_________________

  Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

  Messrs. Bass, Eblin, and Harper joined EFTC in July 2000.

  Represents options to purchase shares of Suntron common stock, after giving effect to the assumption of EFTC and K*TEC options upon the completion of the combination of EFTC and K*TEC in February 2002 and the applicable exchange ratios.

  Represents payment to defray moving expenses related to relocation to Phoenix, Arizona in connection with employment with Company.

  Mr. Kulp joined the Company in December 2001.

  Represents a sign-on bonus.

Stock Option Grants

     Suntron did not grant any stock appreciation rights in 2002. The following table sets forth information concerning the grant of stock options in 2002 to Suntron's Chief Executive Officer and the other executive officers named in the Summary Compensation Table above.

Option Grants In Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Sh)	Grant Date Market Value	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
						0%($)	5%($)	10%($)
James K. Bass	164,500 62,500	20.3% 7.7%	$10.52 3.74	$8.00 4.67	4/23/12 12/30/12	--- 58,125	$413,085 241,684	$1,682,825 523,299
John H. Kulp	22,000 18,750	2.7% 2.3%	10.52 3.74	8.00 4.67	4/23/12 12/30/12	--- 17,438	55,245 72,505	225,059 156,990
Michael Eblin	95,000 37,500	11.7% 4.6%	10.52 3.74	8.00 4.67	4/23/12 12/30/12	--- 34,875	238,560 145,010	971,844 313,979
R. Michael Gibbons	20,000 12,500	2.5% 1.5%	10.52 3.74	8.00 4.67	4/23/12 12/30/12	--- 11,625	50,223 48,337	204,599 104,660
Peter W. Harper	40,000 25,000	4.9% 3.1%	10.52 3.74	8.00 4.67	4/23/12 12/30/12	--- 23,250	100,446 96,673	409,198 209,319

__________________________

  Represents options to purchase shares of Suntron common stock that become exercisable for 25% of the underlying shares on the first anniversary of the date of grant and for the balance in equal semi-annual installments over the three-year period thereafter, so long as the executive remains employed.

  The percentages shown above are based on an aggregate of 808,750 options for shares of Suntron common stock that were granted to employees for the year ended December 31, 2002.

  Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (0%, 5%, and 10%). The 0%, 5%, and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe this method accurately illustrates the potential value of a stock option.

Stock Option Exercises and Values for Fiscal 2002

     The following table sets forth information with respect to Suntron's Chief Executive Officer and the executive officers named in the Summary Compensation Table concerning options exercised in 2002 and unexercised options held by them as of the end of such fiscal year:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

	Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James K. Bass	68,875	396,875	$ ---	$ 58,125
John H. Kulp	2,500	63,250	---	17,438
Michael Eblin	15,875	200,375	---	34,875
R. Michael Gibbons	39,462	190,348	---	11,625
Peter W. Harper	9,000	108,500	---	23,250

  The closing sales price per share for Suntron common stock as reported by the Nasdaq National Market on December 31, 2002 was $4.67. The option value is calculated by multiplying (a) the positive difference, if any, between $4.67 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements and Change of Control Arrangements

     James K. Bass, our Chief Executive Officer and President, has entered into an employment agreement that provides for him to be employed as our Chief Executive Officer for a term ending on December 31, 2003, which term automatically extends for successive one-year periods until the agreement is terminated. Mr. Bass' agreement provides for a minimum annual base salary of $300,000 and incentive-based bonus compensation in an amount determined by the compensation committee of our board of directors. We may terminate his employment agreement with or without cause. In the case of a termination without cause, however, we must continue to pay Mr. Bass' base salary and prorated bonus compensation for a period of one year from the date of termination.

     R. Michael Gibbons, one of our Vice Presidents, has entered into an employment agreement that provides for an initial term that ended on March 9, 2002, but has been extended until the agreement is terminated by Mr. Gibbons or Suntron. Mr. Gibbons' agreement provides for a minimum annual base salary of $220,000. From July 2001 through August 2002, Mr. Gibbons participated in a cost reduction program, along with several other executives of the Company, whereby salaries were reduced by 10%. Suntron may terminate his employment agreement with or without cause. In the case of a termination without cause, Suntron must continue to pay Mr. Gibbons' base salary and prorated bonus compensation for a period of one year from the date of termination. In the case of a termination with cause, however, Suntron must continue to pay Mr. Gibbons' base salary for a period of six months.

Incentive Plans

     On February 27, 2002, our board of directors and our then sole stockholder approved our 2002 Stock Option Plan. On April 24, 2002, our board of directors approved our Amended and Restated 2002 Stock Option Plan, subject to stockholder approval at the annual meeting of stockholders. On June 28, 2002, the stockholders approved our 2002 Stock Option Plan.

Equity Compensation Plan Information

     The following table sets forth certain information, as of December 31, 2002, regarding shares of our common stock that may be issued upon the exercise of options under our stock option plan (the Amended and Restated 2002 Stock Option Plan).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	2,138,508	$12.04	2,861,492
Equity Compensation Plans Not Approved by Stockholders	---	---	---
Total	2,138,508	$12.04	2,861,492

REPORT OF THE COMPENSATION COMMITTEE

     The following Report of the Compensation Committee, the Report of the Audit Committee, and Performance Graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate either Report or the Performance Graph by reference therein.

     Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

     James K. Bass became our President and Chief Executive Officer in May 2001. In July 2000, Mr. Bass entered into an employment contract with EFTC, which we assumed as part of the business combination of EFTC and K*TEC. The agreement terminates in December 2003, but may be automatically extended for successive one-year periods until terminated. The employment agreement provides for a minimum base salary of $300,000, which the committee believes to be consistent with industry parameters, and incentive-based bonus compensation determined by the compensation committee. The employment agreement also provides customary benefits. The compensation committee believes that the attributes of Mr. Bass's compensation package provide appropriate performance-based incentives.

     The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual's contribution and personal performance. In addition, we have a stock option plan designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. In fiscal year 2002 the compensation committee did not award bonuses to the executive officers, but did approve option grants to certain executive officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our equity-based compensation plan does not satisfy these requirements as the members of our compensation committee do not satisfy the definition of an "outside director" under Section 162(m). Accordingly, the compensation income deemed to be received upon the exercise of stock options granted under the plan does not qualify as performance-based compensation and may be subject to the deduction limit. The compensation committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received compensation during 2002 in excess of $1 million.

John C. Walker, Chairman
Fred A. Breidenbach
Jeffrey W. Goettman
Richard L. Monfort

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2002, our compensation committee consisted of Messrs. Breidenbach, Goettman, Walker, and Monfort. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors and those transactions discussed elsewhere in this Proxy Statement. See "Certain Relationships and Related Transactions." No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE

     The board of directors has appointed an audit committee consisting of three directors. All members of the audit committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. At least one member of the audit committee has past employment experience in financial or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility. Our board of directors has determined that Messrs. Van Horne and Briedenbach are "independent," as defined by Rule 4200(a)(14) of the NASD's listing standards. The NASD's listing standards permit one member to be appointed to the audit committee who is not independent. Mr. Goettman is not independent under the NASD's listing standards. Mr. Goettman is the managing partner of Thayer Capital, a private investment company. Thayer Capital, and its affiliates, beneficially own up to 24,582,191 of our common shares, or 89.7% of our outstanding shares. For more information, see "Security Ownership of Principal Stockholders, Directors and Officers" above beginning on page 6. Mr. Goettman is also a director of Thayer-Blum Funding III, LLC. We have entered into a management agreement with Thayer-Blum affiliates. For more information, please see "Certain Relationships and Related Transactions" below beginning on page 15.

     Our board of directors considered Mr. Goettman's professional, financial, and industry experience and has determined that it is in the best interests of the corporation and its stockholders that Mr. Goettman, the chairman of our board, serve as a member of the audit committee under Rule 4350(d)(2)(b) of the NASD's listing standards, an exception to the requirements that the board be comprised solely of independent directors, for a term of 12 months.

     The primary responsibility of the audit committee is to assist our board of directors in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including overseeing the financial reports and other financial information provided by us to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; our systems of internal accounting and financial controls; and the annual independent audit of our financial statements.

     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America.

     In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management and the independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality and the acceptability of the company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The audit committee also discussed with the independent auditors the auditors' independence from us and our management, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The audit committee discussed with the company's independent auditors the overall scope and plans for their audits. The audit committee met with the independent auditors, with and without management present, to discuss the results of their quarterly reviews and annual audits, their evaluations of the company, the internal controls, and the overall quality of the financial reporting. The audit committee met five times during the fiscal year ended December 31, 2002.

     Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board or directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

     The board of directors has adopted a written charter for the audit committee. We have reviewed the adequacy of the written charter and certify that it is in compliance with Rule 4350(d)(1) of the NASD's listing standards.

James C. Van Horne, Chairman
Jeffrey W. Goettman
Fred A. Breidenbach

PERFORMANCE GRAPH

     Our common stock has been listed on the Nasdaq National Market since March 1, 2002. Accordingly, the following graph compares, for the period from March 1, 2002 to December 31, 2002, the cumulative total stockholder return on our common stock against the cumulative total return of:

    the Nasdaq Composite Index; and
    a peer group consisting of us and six other publicly traded electronic manufacturing services companies that we have selected.

     The graph assumes $100 was invested in our common stock on March 1, 2002, the date on which our common stock became listed on the Nasdaq National Market and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group were Benchmark Electronics, Inc. (NYSE: BHE), IEC Electronics Corp. (Nasdaq NM: IECE), Jabil Circuit, Inc. (NYSE: JBL), Plexus Corp. (Nasdaq NM: PLXS), Sanmina Corporation (Nasdaq NM: SANM), and Solectron Corporation (NYSE: SLR).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale/Leaseback Transaction

     Richard L. Monfort, currently a member of our board of directors, entered into a sale/leaseback transaction with EFTC Corporation in December 1998 whereby EFTC sold manufacturing facilities located in Newberg, Oregon and Tucson, Arizona to Mr. Monfort for $10.5 million. Mr. Monfort leased these manufacturing facilities back to us for a term of five years with aggregate monthly payments of $90,000.

Combination with K*TEC

     On October 10, 2000, K*TEC Operating Company, L.L.C. (formerly known as Thayer-Blum Funding II, L.L.C.) acquired all of the issued and outstanding capital stock of K*TEC Electronics Holding Corporation. Pursuant to the combination of EFTC and K*TEC on February 28, 2002, each of K*TEC and EFTC merged with a separate, wholly owned subsidiary of Suntron. K*TEC and EFTC continued as the surviving operating companies and are wholly owned subsidiaries of Suntron.

Thayer-Blum Management Fees

     During the first two months of 2002, EFTC and K*TEC paid Thayer-Blum affiliates management fees of $42,000 and $167,000, respectively. These management fee arrangements were terminated on February 28, 2002 and a new agreement between Suntron and Thayer-Blum affiliates was put in place. Under this new agreement, Thayer-Blum is entitled to annual fees of $750,000. During 2002, we incurred management fees of $625,000 pursuant to this new agreement, resulting in total fees paid to Thayer-Blum affiliates in 2002 of approximately $834,000.

     In addition, in 2001 we accrued advisory fees payable to Thayer-Blum affiliates of $750,000 in connection with the combination of EFTC and K*TEC. This fee was paid to Thayer-Blum in 2002.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP served as our independent public accountants for the year ended December 31, 2002 and will serve in that capacity for the 2003 fiscal year unless the audit committee of our board of directors deems it advisable to make a substitution. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

     The following is a summary of fees billed by KPMG LLP for audit and other professional services during the year ended December 31, 2002:

Audit fees	$300,000
Audit-related fees	$ 19,050
Tax fees	$217,551
All other fees	$ 31,870

     "Audit-related fees" include employee benefit plan fees and fees related to the auditor consents required by various SEC filings. "Tax fees" include tax return preparation and consultation on various tax issues. "All other fees" include due diligence assistances and accounting consultation on proposed transactions.

2002 ANNUAL REPORT ON FORM 10-K

     We have mailed with this proxy statement a copy of our annual report to each stockholder of record as of May 6, 2003. If a stockholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such stockholder addressed to our Secretary at Suntron Corporation, 2501 West Grandview Road, Phoenix, Arizona 85023.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2004 no later than January 28, 2004, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (a) we receive notice of the proposed matter no later than April 12, 2004, and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

     As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

/s/ Peter W. Harper
Secretary

Phoenix, Arizona
May 27, 2003

Proxy - Suntron Corporation

2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby, a holder of Common Stock, $.01 par value ("Common Stock"), of SUNTRON CORPORATION, a Delaware corporation (the "Company") hereby appoints James K. Bass and Peter W. Harper, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on May 6, 2003 at the 2003 Annual Meeting of Stockholders of the Company to be held at the Wyndham Garden Hotel, 2641 West Union Hills Drive, Phoenix, Arizona 85027 on June 27, 2003 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2003 Annual Meeting and (2) the Company's 2002 Annual Report to Stockholders. A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

Suntron Corporation
Annual Meeting Proxy Card

[   ]     Mark this box with an X if you have made changes to your name or address details above.

A.  Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold
01 - Douglas P. McCormick	[ ]	[ ]
02 - Jose S. Medeiros	[ ]	[ ]
03 - James C. Van Horne	[ ]	[ ]

2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

B.  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee, or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

Signature 1 - Please keep signature within the box     Signature 1 - Please keep signature within the box     Date (mm/dd/yyyy)